UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 27, 2012

GSE Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35382	77-0619069
(Commission File Number)	(IRS Employer Identification No.)

19103 Gundle Road, Houston, TX	77073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 443-8564

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information contained in Item 5.02 with respect to the Consulting Agreement (as defined below) is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by GSE Holding, Inc. (the “Company”) in a press release dated August 3, 2012, and in a Form 8-K filed on August 6, 2012, William F. Lacey announced his resignation as the Company’s Executive Vice President, Chief Financial Officer. The Company also reported that Mr. Lacey will continue to oversee the Company's financial operations until a new chief financial officer is hired.

In connection with his resignation, Mr. Lacey entered into a Consulting and Transition Agreement with the Company dated as of September 27, 2012 (the “Consulting Agreement”). Under the Consulting Agreement, Mr. Lacey’s resignation as an officer of the Company will be deemed effective as of September 27, 2012 (the “Effective Date”). In accordance with the Consulting Agreement, Mr. Lacey has agreed that following the Effective Date until the earlier of (i) two months after the Company’s appointment of a new chief financial officer, or (ii) December 31, 2012 (the “Service Period”), he will, as a non-officer employee, continue to provide services associated with being the chief financial officer of the Company. During the Service Period, Mr. Lacey will continue to be paid his regular base salary and he will be eligible to receive his management bonus for 2012 if earned in accordance with the Company’s existing management bonus plan. At the end of the Service Period, all unvested Company stock options and restricted stock held by Mr. Lacey will become fully vested and exercisable as of such date.

Following the Service Period and conditioned upon his signing a standard general release, Mr. Lacey will provide consulting services to the Company until December 31, 2013. Under the Consulting Agreement, Mr. Lacey will receive an annual consulting fee of $280,000 and he will be entitled to participate in the Company’s standard employee health and welfare and ERISA retirement benefit plans or arrangements.

The foregoing summary of the Consulting Agreement between the Company and Mr. Lacey does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Consulting Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Current Report on Form 8-K

Item 9.01         Financial Statements and Exhibits.

Exhibits

Number	Description

10.1	Consulting & Transition Agreement dated September 27, 2012.

SignatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2012

GSE HOLDING, INC.

/s/ Mark C. Arnold
By: Mark C. Arnold Title: President and Chief Executive Officer